Exhibit 99.1

1 Collaborative Approach to Life Science Financing Shareholder Presentation April 3, 2023

2 Forward - looking and Cautionary Statements Statements in this presentation that are not strictly historical, and any statements regarding events or developments that we be lieve or anticipate will or may occur in the future are "forward - looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward - looking statements and you should not place undue reliance on any s uch forward - looking statements. Additional information regarding the factors that may cause actual results to differ materially from these forward - looking statements is available in o ur SEC filings, including our Annual Report on Form 10 - K for the year ended December 31, 2022 and our Quarterly Reports on Form 10 - Q for subsequent periods. The Company does not assume any obligatio n to update or revise any forward - looking statement, whether as a result of new information, future events and developments or otherwise. Our specialty finance and asset management businesses are conducted through separate subsidiaries and the Company conducts it s o perations in a manner that is excluded from the definition of an investment company and exempt from registration and regulation under the Investment Company Act of 1940. This presentation is neither an offer to sell nor a solicitation of any offer to buy any securities, investment product or in ves tment advisory services, including such services offered by SWK Advisors LLC. This presentation does not contain all of the information necessary to make an investment decision, including, bu t not limited to, the risks, fees and investment strategies of investing in life science investments. Any offering is made only pursuant to the relevant information memorandum, a relevant su bscription agreement or investment management agreement, and SWK Advisors LLC’s Form ADV, all of which must be read in their entirety. All investors must be “accredited investors” and/or “q ualified purchasers” as defined in the securities laws before they can invest with SWK Advisors LLC. Life science securities may rely on milestone payments and/or a royalty stream from an underlying drug, device, or product wh ich may or may not have received approval of the Food and Drug Administration (“FDA”). If the underlying drug, device, or product does not receive FDA approval, it could negatively impact the securities, including the payments of principal and/or interest. In addition, the introduction of new drugs, devices, or products onto the market could negatively impact the securities, since t hat may decrease sales and/or prices of the underlying drug, device, or product. Changes to Medicare reimbursement or third - party payor pricing could negatively impact the securities, since they could negatively impact the prices and/or sales of the underlying drug, device, or product. There is also risk that the licensing agreement that governs the payment of royalties may terminate, whic h c ould negatively impact the securities. There is also the risk that litigation involving the underlying drug, device, or product could negatively impact the securities, including payments of pr inc ipal and/or interest on any securities.

SWK Holdings - Overview

Custom financing solutions for commercial-stage healthcare companies and royalty owners

Underserved, High-Need Market

- SWK targets $5mm to $25mm financings, a market niche that is largely ignored by larger market participants and generates attractive full-cycle returns
- Business focus is secured financings and royalty monetizations
- Experienced and aligned management and Board with extensive life science network
- As of March 17, 2023, completed financings with 50 parties deploying $725mm of capital

Demonstrated Success, Attractive Returns

- Targets unlevered, mid-teens gross return on capital with a portfolio effective yield of 13.9% for 4Q22
- 31 exits from inception through December 31, 2022 generating an ~18% IRR and 1.4x MOIC
- Specialty finance segment generated a 9.9% LTM adjusted return on finance segment tangible book value**
- Compounded book value per share at a ~10% CAGR from 4Q12 to 4Q22's $21.80

Focus on Shareholder Returns

- Demonstrated shareholder value creation: Share repurchases, NASDAQ uplisting, and Enteris strategic review
- Shareholder value creation strategy:
  - Increase book value per share at a 10% CAGR
  - Serve as partner of choice for small and mid-sized life sciences companies and inventors
  - Generate current income to utilize SWK's substantial NOL asset, $124.5mm as of December 31, 2022

* Effective yield is the rate at which income is expected to be recognized pursuant to the Company's revenue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants

** Numerator is specialty finance division's adjusted non-GAAP net income; Denominator is shareholders equity less the deferred tax asset and Enteris PP&E and net intangibles and goodwill, which adds-back the contingent consideration payable

SWK HOLDINGS

3

SWK Holdings - Segments

SWK operates through two segments: Life Science Specialty Finance and Enteris BioPharma

Centered on SWK's core focus on monetizing revenue streams and intellectual property

LIFE SCIENCE SPECIALTY FINANCE

- Senior secured term loans
- Royalties
- Synthetic royalties
- Hybrid structures

SWK HOLDINGS

ENTERIS BIOPHARMA

- Peptelligence® and ProPerma™ dosing technologies
- CDMO and CMO services
- 505b2 drug development

SWK HOLDINGS

4

5 Life Science Finance Opportunity Achieve high current yield from investment in non - correlated assets Access to capital is challenging for small/mid - sized life science companies - Few participants exist for sub - $25mm life science financings Life science products are highly portable - Approved & marketed products and/or royalty streams are valuable collateral Revenues are predictable and have low correlation to economic growth and macro factors Mitigate FDA & clinical trial risk by focusing on commercial opportunities

6 Value Creation Strategy Deploy balance sheet capital into secured financing portfolio • SWK has established reputation as a go - to capital provider for this underserved market • Majority of financings structured with warrants or other equity - like upside features to enhance return profile Optimize Value at Enteris • Enteris has multiple valuable assets including the Cara license, Peptelligence IP, CDMO operations, and two 505b2 assets • Late 2022 restructuring reduced operating expenditures • Budding CDMO business drives potential for revenue growth in 2H23 • Strategic review underway Optimize capital structure to boost ROE • SWK targets a 10%+ ROE • SWK carries minimal leverage while similarly sized BDCs often carry 50% to 75% debt/equity leverage • Opportunistic share repurchases • Off - balance sheet capital would add to ROE SWK believes this strategy will continue to achieve a 10%+ book value per share CAGR

7 Book Value Components Tangible Finance Book Value / Share = $19.02 • Excludes value of deferred tax asset, net Enteris intangibles and goodwill * , and Enteris PP&E • SWK’s targets 10%+ CAGR of tangible finance book value / share Plus: Enteris Biopharma Net Book Value / Share = $0.87 • In 2019, SWK paid $21.5mm upfront to acquire Enteris • At December 31, 2022 Enteris book value, net of contingent liabilities totaled $11.2 mm ($0.87 / share) • Enteris has valuable assets that may not be captured by traditional GAAP accounting Plus: Deferred Tax Asset / Share = $1.91 • At 12/31/22 SWK had federal net operating losses (NOL) of $124.5mm • NOLs will expire by 2037 12/31/22 Total Book Value per Share of $21.80 * Intangible assets, net plus goodwill less contingent consideration payable

Corporate Milestones

2016
- ✓ Team rebuilt and investment process improved
- ✓ Ended year with $130.0mm investment assets

2017
- ✓ Holmdel sold – 3.5x CoC return
- ✓ Ended year with $154.9mm investment assets

2018
- ✓ Secured $20mm credit facility with Cadence Bank (f/k/a State Bank)
- ✓ Announced share repurchase program in 4Q18
- ✓ Ended year with $169.9mm investment assets

2019
- ✓ 17th partner exit realized, bringing the weighted avg. IRR on all exits to 20%
- ✓ Acquired Enteris BioPharma
- ✓ Ended year with $178.7mm investment assets

2020
- ✓ Uplisted to Nasdaq and added to Russell 2000 Index
- ✓ Ended year with $212.5mm investment assets

2021
- ✓ At 4Q21, had $189.7mm investment assets
- ✓ Completed Strategic Review process

2022
- ✓ At 4Q22, had $236.6mm investment assets
- ✓ Reconstituted Board of Directors
- ✓ Jody Staggs named President and Interim CEO
- ✓ Yvette Heinrichson named CFO
- ✓ Upsized Credit Facility from $22.0mm to $35.0mm

2023
- ✓ Jody Staggs named Chief Executive Officer

SWK HOLDINGS
8

Fourth Quarter 2022 Recap 9 CONFIDENTIAL CORPORATE UPDATES FINANCE RECEIVABLES UPDATES • Jody Staggs named President and Chief Executive Officer • Yvette Heinrichson named Chief Financial Officer • Dr. Paul Shields named Chief Executive Officer of Enteris • During the fourth quarter of 2022, closed one new royalty financing totaling $15.4 million with an additional $2.8 million deployed to hedge 80% of Fx exposure • During the fourth quarter of 2022, $6.0 million funded to existing borrowers • During the fourth quarter of 2022, repurchased 27,291 shares of common stock for a total cost of $0.5 million • Closed fifth amendment to Loan and Security Agreement with Cadence Bank, increasing borrowing availability to $35.0 million. $15.0 million accordion feature provides for expansion of credit facility up to $50.0 million. • As of December 31, 2022, non - GAAP tangible finance book value per share was $19.02, an 5.7% increase from December 31, 2021 • Fourth quarter 2022 core finance receivables business adjusted non - GAAP net income was $4.4million, a 36.6% decrease from the fourth quarter of 2021. The decline was partially due to a $3.5 million credit reserve • As of December 31, 2022, total investment assets were $237.9 million, a 25.4% increase from December 31, 2021. • Fourth quarter 2022 finance portfolio effective yield was 13.9%, a 10 bps increase compared with 13.8% for the fourth quarter 2021 • For the trailing twelve months ended December 31, 2022, SWK's core finance receivables segment generated a 9.9% adjusted return on tangible book value

10 Finance Segment Portfolio Overview: 4Q22 * Finance receivables and marketable investments; does not include new or repaid finance receivables closed post - quarter. ** Includes public company warrants; private warrants carried at zero value / not valued on balance sheet • Yielding Assets: * $236.6mm • Total Investment Assets: ** $237.9mm Financing Segment Portfolio Value • Financed Entities: 23 • Avg. GAAP Balance per Entity: $10.3mm • Finance Receivables Non - Accrual Balance: $18.0mm • Total Unfunded Commitments: $11.9mm Metrics 79% 20% 1% Portfolio Composition Term Loans Royalties Warrants

11 Financial Snapshot * Eliminates provision for income taxes, Enteris intangibles amortization, and non - cash mark - to - market changes on warrant assets and equity securities; see reconciliation on page 30; 2019 Non - GAAP Adjusted Net Income was reduced by $1.2mm of Enteris transaction expenses $208.0 $213.1 $236.5 $240.5 $267.2 $279.9 $- $5.00 $10.00 $15.00 $20.00 $25.00 $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 2017 2018 2019 2020 2021 2022 SWK Stockholder's Equity ($ in millions; except per share data) SWK Stockholders' Equity Book Value per Share $154.9 $169.9 $178.7 $212.5 $189.7 $237.9 $- $50.0 $100.0 $150.0 $200.0 $250.0 2017 2018 2019 2020 2021 2022 Total Investments Assets ($ in millions; at end of period) $37.5 $26.0 $30.7 $36.7 $56.2 $41.5 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 2017 2018 2019 2020 2021 2022 Total Revenue ($ in millions) $6.8 $6.8 $21.4 $21.1 $35.7 $18.1 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 2017 2018 2019 2020 2021 2022 Non - GAAP Adjusted Net Income* ($ in millions)

12 Financing Strategy SWK Targets Low - to - Mid Teens Effective Yields 4Q22 Finance Segment Effective Yield was 13.9% * Effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition poli cie s, if all payments are received pursuant to the terms of the finance receivable; excludes warrants Floating rate debt portfolio benefits from rising interest rates $180.9 $182.3 $187.0 $212.4 $219.0 $213.0 $206.2 $189.6 $195.8 $181.4 $222.2 $237.9 13.4% 13.5% 13.6% 13.3% 13.8% 13.9% 13.8% 13.8% 13.9% 14.2% 14.3% 13.9% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Investments Assets and Weighted Effective Yield ($ in millions; at end of period) Total Investments Assets Portfolio Effective Yield *

13 Financing Strategy SWK’s Portfolio Realized Yield Has Consistently Exceeded the Projected Yield as Actual Receipts Exceeded Internal Forecasts *Portfolio Realized Yield is inclusive of all fees and is calculated based on the simple average of finance receivables at th e b eginning and end of period 13.4% 13.5% 13.6% 13.3% 13.8% 13.9% 13.8% 13.8% 13.9% 14.2% 14.3% 13.9% 16.2% 17.3% 17.4% 16.7% 16.8% 22.8% 18.8% 20.1% 22.5% 15.0% 17.5% 11.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Realized Yield vs Effective Yield ($ in millions; at end of period) Effective Yield Realized Yield* 4Q22 Realized Yield Impacted by $3.5 million credit reserve

14 Current Structured Credit Portfolio Trio Healthcare 07.01.2021 $9.5 million Structured Credit Advanced Oxygen Therapy 03.21.2022 $12.0 million Structured Credit Aziyo Biologics 08.10.2022 $25.0 million Structured Credit BIOLASE 11.09.2018 $15.0 million Structured Credit Biotricity 12.27.2021 $12.0 million Structured Credit Epica International 07.25.2018 $14.0 million Structured Credit eTon Pharmaceuticals 11.14.2019 $10.0 million Structured Credit Flowonix Medical 12.23.2020 $10.0 million Structured Credit 4WEB Medical 07.01.2021 $20.0 million Structured Credit MedMinder Systems 08.18.2022 $25.0 million Structured Credit MolecuLight 01.04.2022 $10.0 million Structured Credit Sincerus Pharmaceuticals 03.19.2021 $9.0 million Structured Credit Acer Therapeutics 03.07.2022 $13.5 million Structured Credit Exeevo 07.01.2022 $7.5 million Structured Credit

15 Current Royalty Portfolio Best ABT 11.12.2018 $5.8 million Royalty Reorganization Cambia 07.31.2014 $9.5 million Royalty Acquisition ForFivo ( IntelGenx ) 08.05.2016 $6.0 million Royalty Acquisition Illuvien 12.18.2020 $16.5 million Royalty Acquisition Women’s Health 06.07.2013 $3.0 million Royalty Financing Coflex 08.31.2020 $4.4 million Royalty Portfolio Acquisition Kybella 08.31.2020 $4.4 million Royalty Portfolio Acquisition Veru Healthcare 03.05.2018 $12.0 million Synthetic Royalty Financing Project Duo Royalty 11.30.2022 $16.5 million Royalty Acquisition Ideal Implant 04.27.2021 $5.0 million Synthetic Royalty Financing

Portfolio Realizations

- As of December 31, 2022, SWK has exited 31 financings for a total 1.4x CoC return and 17.8% IRR
- Exited five challenged SWK 1.0 financings:
  - SynCardia position was sold to distressed private equity firm with SWK recouping ~60% of cash basis
  - Response Genetics exited via Chapter 11 and sold to a strategic buyer with SWK recouping ~50% of cash basis
  - Hooper I and II cumulatively a 98% recovery
  - B&D Dental successful workout with SWK achieving ~140% recovery
  - TRT was a 2013 royalty written off in 4Q22 with a ~60% recovery

$ in 000s

#	Investments	Security	Origination	Payoff	Cash Invested	Cash Received	MOIC	XIRR	Exit Form Factor
1	Nautilus	Loan	12/05/12	12/17/13	$ 22,500	$ 28,606	1.3x	28%	Acquired by Strategic
2	Parnell I	Loan	01/23/14	06/27/14	$ 25,000	$ 27,110	1.1x	21%	Refinanced
3	Response Genetics	Loan	07/30/14	10/07/15	$ 12,257	$ 5,780	0.5x	(47%)	Acquired by Strategic
4	PDI	Loan	10/31/14	12/22/15	$ 20,000	$ 25,028	1.3x	23%	Acquired by Strategic
5	Tribute	Loan	08/08/13	02/05/16	$ 14,000	$ 18,349	1.3x	18%	Acquired by Strategic
6	Galil	Loan	10/31/14	06/15/16	$ 12,500	$ 16,601	1.3x	21%	Acquired by Strategic
7	Nanosphere	Loan	05/14/15	06/30/16	$ 10,000	$ 14,362	1.4x	48%	Acquired by Strategic
8	Syncardia	Multi	12/13/13	06/24/16	$ 20,038	$ 11,775	0.6x	(38%)	Sold to PEG
9	Holmdel	Equity	12/20/12	02/23/17	$ 6,000	$ 21,084	3.5x	63%	Acquired by Strategic
10	Hooper I	Loan	04/17/15	05/12/17	$ 5,000	$ 6,754	1.4x	20%	Refinanced
11	Narcan	Royalty	12/12/16	02/28/18	$ 17,500	$ 42,872	2.4x	84%	Hit MOIC Cap
12	OraMetrix	Loan	12/15/16	05/01/18	$ 8,500	$ 10,603	1.2x	19%	Acquired by Strategic
13	Parnell II	Loan	11/22/16	07/30/18	$ 13,500	$ 19,327	1.4x	26%	Refinanced
14	Hooper II	Loan	05/12/17	10/10/18	$ 21,340	$ 19,162	0.9x	(16%)	Acquired by Strategic
15	EyePoint	Loan	03/28/18	02/13/19	$ 20,000	$ 25,168	1.3x	34%	Refinanced
16	Thermedx	Loan	05/05/16	05/22/19	$ 3,500	$ 5,773	1.6x	21%	Refinanced
17	Cheetah Medical	Loan	01/15/19	09/30/19	$ 10,000	$ 12,487	1.2x	32%	Acquired by Strategic
18	Aimmune	Loan	02/12/19	10/20/20	$ 3,686	$ 4,430	1.2x	20%	Acquired by Strategic
19	Tenex	Loan	07/01/16	04/01/21	$ 8,300	$ 13,066	1.6x	16%	Acquired by Strategic
20	Harrow Health	Loan	07/19/17	04/20/21	$ 10,328	$ 18,747	1.8x	20%	Refinanced
21	FC2	Royalty	03/05/18	08/13/21	$ 10,000	$ 19,577	2.0x	37%	Hit MOIC Cap
22	Misonix	Loan	06/02/15	10/29/21	$ 27,580	$ 43,821	1.6x	14%	Acquired by Strategic
23	Besivance	Royalty	04/03/13	11/14/21	$ 6,000	$ 7,532	1.3x	7%	Hit MOIC Cap
24	DxTerity	Loan	04/06/15	11/24/21	$ 9,500	$ 19,914	2.1x	19%	Refinanced
25	Celonova	Loan	07/31/17	12/31/21	$ 7,500	$ 10,573	1.4x	15%	Refinanced
26	Acerus	Loan	10/11/18	02/17/22	$ 9,000	$ 13,256	1.5x	16%	Refinanced
27	B&D Dental	Loan	12/10/13	03/18/22	$ 8,368	$ 11,374	1.4x	4%	Refinanced
28	Keystone Dental	Loan	05/20/16	06/07/22	$ 20,000	$ 33,460	1.7x	14%	Refinanced
29	Beleodaq	Royalty	06/06/18	07/01/22	$ 7,605	$ 13,688	1.8x	26%	Hit MOIC Cap
30	Trio Royalty	Royalty	10/23/20	07/25/22	$ 4,466	$ 6,870	1.5x	32%	Hit MOIC Cap
31	TRT	Royalty	06/13/13	12/31/22	$ 3,250	$ 1,882	0.6x	(21%)	Written Off
	Total Realized				**$ 377,216**	**$ 529,032**	**1.4x**	**17.8%**	

SWK HOLDINGS

16

Portfolio Realizations to Strategic Buyers

- 13 realizations to strategic buyers demonstrated a median 28% LTV of SWK's original loan value
- 9 of the 13 businesses were not profitable at time of sale, validating SWK's revenue and IP-based underwriting methodology

$ in mm

Target	Buyer	Closing Date	Transaction EV	SWK Loan at Cost*	SWK Loan / Transaction	LTM Sales	EV / LTM Sales	Target Profitable Sale?	Notes
Nautilus	Depomed	12/17/13	$ 48.7	$ 22.5	46%	$ 15.4	3.2x	N	
Response Genetics	Cancer Genetics	10/07/15	5.8	12.3	213%	16.7	0.3x	N	
PDI	Publicis	12/22/15	33.0	20.0	61%	129.3	0.3x	Y	CSO Division Only; Transaction EV assumes 50% near-term earn-outs achieved
Tribute	Aralez	2/1/16	147.6	14.0	9%	26.5	5.6x	N	
Galil	BTG plc	5/16/16	84.4	12.5	15%	22.7	3.7x	N	Transaction EV excludes $26mm of milestones
Nanosphere	Luminex	6/30/16	77.0	25.0	32%	23.1	3.3x	N	
InnoPran XL**	ANI Pharma	2/23/17	30.5	6.0	28%	11.1	2.7x	Y	
Orametrix	Dentsply Sirona	5/1/18	90.0	8.5	9%	20.0	4.5x	Y	Transaction EV excludes up to $60mm in earn-outs
Hooper II	Quest	10/10/18	27.8	26.6	96%	61.3	0.5x	N	Loan value includes non-SWK revolver ($8mm); Workout fees totaled $4mm
Cheetah Medical	Baxter	10/24/19	190.0	20.0	11%	22.2	8.6x	N	Transaction EV excludes up to $40mm in earn-outs
Aimmune Therapeutics***	Nestle	10/14/20	2,139.0	131.5	6%	-	NA	N	SWK partnered with KKR on the transaction
Tenex	Trice	4/1/21	25.0	8.3	33%	12.3	2.0x	Y	Excludes earn-outs
Misonix	Bioventus	10/29/21	518.0	30.1	6%	74.0	7.0x	N	
Median					**28%**		**3.3x**		

** Cost measured as greatest of principal advanced at deal close and additional add-ons, including restructuring fundings*
*** InnoPran XL was the primary asset of Holmdel Pharmaceuticals, LP*
**** SWK owned 4.5% of the Aimmune loan.*

SWK HOLDINGS

17

18 Sourcing • SWK has a well - developed and diversified sourcing network • SWK balances proprietary opportunities with deal flow from trusted, boutique investment banks and brokers • SWK typically faces limited competition due to proprietary sourcing network and focus on sub - $25mm financings • From 2017 - 2022, SWK submitted terms on 135 transactions and closed 21% of submitted proposals • Deals completed from 2017 - 2022 were sourced from a variety of relationships Boutique HC Ibanks 24% Private equity relationship 7% Prior financing discussion 10% Co - lender relationship 24% Board / Management relationship 7% In - bound due to SWK being public 4% Refinance 3% Internally sourced 21%

Financing Structures 19 Product Acquisition • Primarily first lien senior secured loans, though will selectively evaluate second lien opportunities • Typically include covenants, prepayment penalties, origination and exit fees, and warrant coverage • Provide working capital to support product commercialization and M&A Hybrid Financing Synthetic Royalty Royalties Structured Debt • Companies: fund pipeline development & leverage a lower cost of capital for higher ROI projects • Institutions: capital planning for operating budgets, funding R&D initiatives, & financial asset diversification • Inventors: financial asset diversification, fund start - up company • Marketer creates a ‘royalty’ by selling an interest in a future revenue stream earned with a single product or basket of products in exchange for an upfront payment and potential future payments • Ability to structure tiered revenues, reverse tiers, minimum payments, caps, step - downs and buy - out options, similar to a license agreement between innovator and marketer • Combination of royalty and revenue - based financings • Can take on many forms, including structured debt and equity investments • Target legacy products with established revenue trends, minimal marketing and infrastructure requirements

20 Value Proposition to Partners Smaller companies often don’t have financial profile to qualify for traditional financing sources Companies in this niche often have few options outside of a dilutive equity raise The IPO market is largely closed to companies of this size requiring expensive and difficult private equity sourcing Many alternative financing sources have grown too large to care about smaller companies Some historical financing sources have been acquired by regulated financial institutions that due to regulatory constraints c ann ot lend to unprofitable companies and prohibit SWK - style transactions Venture lenders often require principal payback over a shorter period than SWK’s structures, often stressing borrowers by sap pin g valuable working capital from their businesses during periods of high growth, when they need the capital the most Through RIA arm and industry relationships, SWK can access additional capital to finance larger opportunities Structures financings to preserve liquidity and match a growing company’s revenue profile Provides its borrowers with access to its network of capital markets resources and operators Asset base and nimble structure position SWK to serve the sub - $25mm financing market

Historical Financing: Narcan Royalty 21 OPPORTUNITY SOLUTION • Opiant is a publicly - traded drug development company that receives a royalty on Narcan for developing the drug’s unique formulation • Novel formulation has a faster time to onset and more convenient and safer administration • Opiant needed capital to pursue development programs • At time of monetization, Opiant was a thinly traded OTC stock and management believed the share price did not reflect underlying asset value, thus a share offering was not an attractive option • SWK structured a capped royalty that was smaller than competing proposals, and allowed Opiant to retain tail economics • In December 2016, SWK funded $13.8mm in exchange for a royalty that was capped at a 1.5x Cash - on - Cash (Coc) return • On August 8, 2017 upon achieving $25mm in cumulative sales during two consecutive quarters, SWK funded additional $3.8mm with a 1.5x CoC return cap • Narcan sales exceeded forecasts; CoC return cap achieved in February 2018 • December 2022 SWK sold remaining economics for $2.5mm; Investment generated a 2.4x CoC return Narcan is the only FDA approved, intranasal Naloxone product for the treatment of opioid overdose Narcan is appropriately priced with revenue growth from expanded distribution, not price hikes

Historical Financing: Galil Medical 22 OPPORTUNITY SOLUTION • In 2014, Galil was on the cusp of accelerating revenue growth, but was not yet cash - flow positive and could not tap traditional financing channels • Galil needed additional capital to run clinical trials and expand its sales force • In December 2014, SWK provided a $12.5mm senior secured term loan structured to delay principal repayment until growth initiatives matured • In late 2015, SWK committed to provide additional financing to support Galil’s proposed acquisition of a competitor • The transaction was not consummated, but SWK’s support permitted opportunistic bid • By early 2016, the growth initiatives were bearing fruit, and in June 2016, Galil was acquired by BTG plc for $84mm plus up to $26mm in earn - outs • The SWK facility gave Galil capital to grow the business and garner a higher acquisition price while allowing the equity owners to capture maximum upside • SWK facility represented 15% LTV of the take - out price • SWK generated a 1.3x cash - on - cash return and 20% IRR Galil is a privately - held medical device company that delivers innovative cryotherapy solutions for tumor ablation

Enteris Corporate Overview

Proven Technology, Late-Stage Commercial Partnerships, and Internal Pipeline

Drug Delivery Technology

- Peptelligence and ProPerma allow for oral delivery of drugs that are typically injected, including peptides and BCS class II, III, and IV small molecules
- Extensive intellectual property estate with protection through 2036
- Peptelligence licenses, including Cara Therapeutics, and development work with other large pharmaceutical partners

CDMO Platform

- Generates revenue three ways:
  - Formulation and development work
  - Clinical trial tablet manufacturing
  - Technology licenses consisting of milestones and royalties
- Upgraded high potency manufacturing cGMP operational in 2021

Internal 505(b)(2) Pipeline

- Oral leuprolide
  - Indication: Pediatric endocrine disorder
- Pre-clinical nasal psychiatric asset

Company Highlights

- Privately held company based in Boonton, New Jersey
- Four distinct pieces of value:
  - Cara license
  - Peptelligence IP
  - CDMO operations and PP&E
  - Proprietary 505b2 assets

SWK HOLDINGS

23

Enteris: Cara Therapeutics and Oral KORSUVA™

Oral KORSUVA

- Formulated with Enteris' Peptelligence technology
- Currently the subject of three late-stage clinical trials for pruritus:
  - Phase 3 trial targeting pruritus associated with non-dialysis dependent advanced Chronic Kidney Disease
  - Phase 3 trial as an adjunctive therapy to topical corticosteroids for Atopic Dermatitis patients with moderate-to-severe pruritus
  - Phase 2/3 trial for treatment of moderate-to-severe pruritus in Notalgia paresthetica

Licensing Agreement

- Licensing agreement between Enteris and Cara announced in August 2019
- Non-exclusive, royalty-bearing license for Peptelligence to develop, manufacture and commercialize Oral KORSUVA worldwide, excluding Japan and South Korea
- Enteris eligible to receive milestone payments and low single-digit royalties

Milestone Payment

- Enteris has received a total of $33.0mm in upfront and milestones payments from Cara to date of which $12.4mm has been retained by SWK
- The latest Cara milestone payment of $5.0mm was received in Q3 2022, with SWK retaining $2.5mm
- SWK eligible to receive additional potential milestone payments subject to the achievement of certain development milestones

Successful completion of Cara milestones will validate both the Peptelligence platform and the breadth and depth of Enteris' comprehensive pharmaceutical capabilities

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Leadership Team



Jody Staggs
President and Interim CEO

- Joined in 2015
- Co-founded PBS Capital Management, predecessor to SWK
- Prior to PBS, served as Senior Portfolio Analyst at Highland Capital Management
- Investing experience in multiple asset classes



Yvette Heinrichson
Chief Financial Officer

- Joined in 2016
- Technical GAAP accounting and SEC financial reporting
- Certified Fraud Examiner
- Served as financial statement auditor and tax professional with Deloitte for multiple years



John David ("JD") Tamas
Director of Underwriting

- Joined in early 2022
- 15+ years of providing credit and equity capital to lower- and middle-market companies
- Prior firms include NXT Capital, ORIX, Wachovia
- Healthcare sector coverage began 10+ years ago, passion for healthcare began much earlier



Dr. Paul Shields
Enteris subsidiary interim CEO

- Joined in 2013 and was previously COO
- Held variety of positions at Unigene, including Director of Plant Operations, and VP Manufacturing Operations.
- Ph.D. in Biochemstry

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Why Invest in SWKH – Attractive Risk Reward Scenario

"Unearthed Diamond"	• SWK story is not widely known, having uplisted to Nasdaq without benefit of traditional IPO • Analyst coverage and proactive investor relations effort have helped to increase SWK's visibility • With a Book Value per share of $21.80 and a stock price of $17.64 as of December 31, 2022, shares are trading at a 19% discount to book value
Lower Risk Bio-Basket	• Diverse, non correlated range of life science products with limited downside risk • As of December 31, 2022, the portfolio consists of 22 loans and royalties as well as warrant and equity stakes across a range of healthcare sub-sectors • 4Q22 portfolio effective yield was 13.9%; amongst highest in peer group; Realized yield has consistently exceeded effective (modeled) yield
Stable Earnings Longer-Term Upside Potential	• Potential upside to base-line effective yield from royalties, early-loan payoffs, and warrants • Longer term, potential upside from Enteris via Peptelligence® licenses, 505(b)(2) assets, and CDMO partnership
Strong Management/ Proven Processes	• Management has extensive expertise in financing and the healthcare arena • Disciplined process to source and diligence opportunities with focus on minimizing risk and maximizing returns
Unleveraged Balance Sheet and Buyback	• Unleveraged balance sheet is latent source of earnings growth • During 2022 SWK repurchased 63,901 shares with an additional 30,000 shares repurchased year-to-date 2023

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Balance Sheet

$ in 000s	Dec-22	Dec-21	Dec-20	Dec-19	Dec-18
ASSETS					
Cash and cash equivalents	$ 6,156	$ 42,863	$ 3,008	$ 11,158	$ 20,227
Interest and accounts receivable,net	3,094	1,803	1,911	2,554	2,195
Marketable investments	-	1,034	1,210	1,802	-
Other current assets	1,114	1,727	542	783	138
Total current assets	$ 10,364	$ 47,427	$ 6,671	$ 16,297	$ 22,560
Finance receivables, net	$ 236,555	$ 181,553	$ 204,491	$ 172,825	$ 166,610
Collateral on foreign currency forward contract	2,750	-	-	-	-
Marketable investments	76	119	241	466	532
Cost method investment	-	3,491	3,491	-	-
Deferred tax assets, net	24,480	20,539	27,491	25,780	22,684
Warrant assets	1,220	3,419	2,972	3,555	2,777
Intangible assets, net	8,190	9,964	13,617	25,113	-
Goodwill	8,404	8,404	8,404	8,404	-
Property and equipment, net	5,840	5,779	5,211	1,292	25
Other non-current assets	1,742	1,970	1,312	640	474
Total assets	$ 299,621	$ 282,665	$ 273,901	$ 254,372	$ 215,662
LIABILITIES AND STOCKHOLDERS' EQUITY					
Current Liabilities:					
Accounts payable and accrued liabilities	$ 3,902	$ 5,087	$ 3,652	$ 3,081	$ 2,580
Revolving credit facility	2,445	8	11,758	-	-
Total current liabilities	$ 6,347	$ 5,095	$ 15,410	$ 3,081	$ 2,580
Contingent consideration payable	11,200	8,530	16,900	14,500	-
Warrant liability	-	-	-	76	13
Other non-current liabilities	2,145	1,804	1,079	183	12
Total Liabilities	$ 19,692	$ 15,429	$ 33,389	$ 17,840	$ 2,605
Stockholders' equity:					
Common stock	$ 12	$ 13	$ 13	$ 13	$ 13
Additional paid-in capital	4,430,922	4,431,719	4,430,924	4,432,146	4,432,499
Accumulated deficit	(4,151,005)	(4,164,496)	(4,190,425)	(4,195,627)	(4,219,455)
Total stockholders' equity	$ 279,929	$ 267,236	$ 240,512	$ 236,532	$ 213,057
Total liabilities and stockholders' equity	$ 299,621	$ 282,665	$ 273,901	$ 254,372	$ 215,662

Certain asset and liabilities were classified as "current" in prior years; thus, prior periods may not be directly comparable.

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Income Statement

$ in 000s, except per share amounts	Dec-22	Dec-21	Dec-20	Dec-19	Dec-18
Revenues					
Finance receivable interest income, including fees	$ 35,461	$ 39,310	$ 30,800	$ 30,117	$ 25,978
Pharmaceutical development	5,485	16,122	5,903	621	-
Other	538	723	9	9	12
Total revenues	41,484	56,155	36,712	30,747	25,990
Costs and expenses:					
Provision for credit losses	3,491	-	-	2,209	6,179
Impairment expense	-	-	163	-	7,875
Interest expense	340	374	455	338	160
Pharmaceutical manufacturing, research and development	6,952	7,347	4,268	1,176	-
Change in fair value of acquisition-related contingent consideration	5,170	(287)	4,400	-	-
Depreciation and amortization	2,599	4,061	12,091	4,954	17
General and administrative	12,964	13,620	10,546	7,430	4,866
Income from operations	9,968	31,040	4,789	14,640	6,893
Other income (expense), net					
Unrealized net (loss) gain on warrant assets	417	272	(586)	362	484
Equity investment gains (losses)	(528)	1,839	(591)	1,643	(1,035)
Realized gain (loss) on sale of investments	(151)	(140)	53	197	(105)
Foreign currency transaction gains (losses)	(215)	-	-	-	-
Income before income taxes	$ 9,491	$ 33,011	$ 3,665	$ 16,842	$ 6,237
Income tax (benefit) expense	(4,000)	7,082	(1,537)	(6,986)	42
Net income	$ 13,491	$ 25,929	$ 5,202	$ 23,828	$ 6,195
Net income per share					
Basic	$ 1.05	$ 2.03	$ 0.40	$ 1.85	$ 0.47
Diluted	$ 1.05	$ 2.02	$ 0.40	$ 1.85	$ 0.47
Weighted Average Shares Outstanding					
Basic	12,835	12,796	12,852	12,906	13,051
Diluted	12,880	12,834	12,862	12,911	13,054

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Cash Flow Statement

$ in 000s	Dec-22	Dec-21	Dec-20	Dec-19	Dec-18
Cash flows from operating activities					
Net income	$ 13,491	$ 25,929	$ 5,202	$ 23,828	$ 6,195
Adjustments to reconcile net income to net cash provided by operating activities					
Provision for loan credit losses	3,491	-	-	2,209	6,179
Impairment expense	-	-	163	-	7,875
Amortization of debt issuance costs	69	49	188	188	-
Right-of-use asset amortization	229	250	-	-	-
Deferred income taxes, net	(3,941)	6,952	(1,711)	(7,100)	31
Net Change in fair value of warrant assets	(417)	(272)	586	(362)	(484)
Change in fair value of equity securities	528	(1,839)	591	(1,643)	1,035
Foreign currency transaction losses	754	-	-	-	-
Gain (loss) on sale of investments	151	140	(53)	(197)	105
Change in fair value of acquisition-related contingent consideration	5,170	(287)	4,400	-	-
Foreign currency transaction loss	-	-	-	-	-
Loan discount amortization and fee accretion	(2,204)	(1,130)	(1,983)	(349)	487
Interest paid-in-kind	(5,995)	(950)	(2,145)	(1,287)	(191)
Stock-based compensation	500	1,163	728	530	267
Interest income in excess of cash collected	-	-	-	(82)	(249)
Depreciation and amortization expense	2,599	4,061	12,091	4,954	28
Changes in operating assets and liabilities:	-	-	-	-	-
Interest and accounts receivable	(1,291)	108	643	(214)	(558)
Derivative assets and liabilities, net	(539)	-	-	-	-
Collateral on forward currency exchange contract	(2,750)	-	-	-	-
Other assets	(44)	(2,038)	(959)	(205)	202
Accounts payable and other liabilities	(1,599)	2,159	1,527	(1,734)	(1,296)
Net cash provided by operating activities	8,202	34,295	19,268	18,536	19,626
Cash flows from investing activities					
Acquisition of business, net of cash acquired	-	-	-	(19,719)	-
Proceeds from sale of investments	4,151	-	-	197	221
Cash received from settlement of warrants and equity securities	-	1,875	53	-	-
Investment in equity securities	-	-	-	(159)	-
Investment in finance receivables	(93,118)	(42,350)	(42,859)	(51,039)	(90,110)
Repayment of finance receivables	45,673	67,192	11,752	43,980	61,706
Corporate debt securities principal payment	43	122	62	66	69
Purchases of property and equipment	(297)	(1,078)	(3,937)	-	-
Other	-	-	(237)	(48)	(16)
Net cash (used in) provided by investing activities	(43,548)	25,761	(35,166)	(26,722)	(28,130)
Cash flows from financing activities					
Net settlement for employee taxes on restricted stock and options	(160)	(368)	-	-	-
Net (payments on) proceeds from credit facility	2,437	(11,750)	11,758	-	(469)
Payment of acquisition-related contingent consideration	(2,500)	(8,083)	(2,000)	-	-
Repurchases of common stock, including fees and expenses	(1,138)	-	(2,010)	(883)	(1,357)
Net cash (used in) provided by financing activities	(1,361)	(20,201)	7,748	(883)	(1,826)
Net (decrease) increase in cash and cash equivalents	(36,707)	39,855	(8,150)	(9,069)	(10,330)
Cash and cash equivalents at beginning of period	42,863	3,008	11,158	20,227	30,557
Cash and cash equivalents at end of period	$ 6,156	$ 42,863	$ 3,008	$ 11,158	$ 20,227

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30 Reconciliation of Non - GAAP Adjusted Net Income The following tables provide a reconciliation of SWK's reported (GAAP) consolidated net income to SWK's adjusted consolidated ne t income (Non - GAAP) for the periods denoted in the table. The table eliminates provisions for income taxes, non - cash mark - to - market chang es on warrant assets and SWK's warrant, and Enteris amortization: $ in 000s Dec-22 Dec-21 Dec-20 Dec-19 Dec-18 Net income 13,491$ 25,929$ 5,202$ 23,828$ 6,195$ Add (subtract): income tax expense (benefit) (4,000) 7,082 (1,537) (6,986) 42 Add: Enteris amortization expense 1,774 3,489 11,735 4,816 - Add (subtract): unrealized net loss (gain) on warrant assets (416) (272) 586 (362) (484) Add (subtract): equity securities 527 (1,839) 591 144 1,035 Add (subtract): loss (gain) on change in fair value of contingent consideration 5,170 (287) 4,400 - - Add (subtract): foreign currency losses (gains) 215 Add: other expense items 1,327 1,592 126 - - Adjusted income before income tax expense 18,088$ 35,694$ 21,103$ 21,440$ 6,788$ Add (subtract): income tax expense (benefit) - - - - - Non-GAAP adjusted net income 18,088$ 35,694$ 21,103$ 21,440$ 6,788$

Reconciliation of Non-GAAP Specialty Finance Net Income

- The following tables provide a reconciliation of SWK's consolidated adjusted income before provision for income taxes, listed in the table above, to the non-GAAP adjusted net income for the specialty finance business for the periods denoted below. The table eliminates expenses associated with the acquisition of Enteris, and Enteris operating losses.

$ in 000s	Dec-22	Dec-21	Dec-20	Dec-19	Dec-18
Adjusted income before income tax expense	$ 18,088	$ 35,694	$ 21,103	$ 21,440	$ 6,788
Add: Enteris acquisition expense	-	-	-	1,151	-
Add (subtract): Enteris operating loss (gain), excluding amortization and change in fair value of contingent consideration	5,380	(4,949)	2,586	3,053	
Adjusted Finance Receivables segment income before income tax expense	$ 23,468	$ 30,745	$ 23,689	$ 25,644	$ 6,788
Adjusted income tax expense (benefit)	-	-	-	-	-
Non-GAAP Finance Receivables segment net income	$ 23,468	$ 30,745	$ 23,689	$ 25,644	$ 6,788

- The following tables provide a reconciliation of SWK's book value per share to the non-GAAP adjusted book value per share for the specialty finance business. The table eliminates the net deferred tax asset, and Enteris-related net intangibles, goodwill, and net property, plant and equipment. Diluted shares outstanding are as of period end.

$ in 000s, except per share amounts	Dec-22
SWK Finance Receivables Segment Book Value, net	
Stockholders' Equity (Book Value)	$ 279,929
Less: Deferred Tax Assets, net	24,480
Trangible Book Value	$ 255,449
Less: Enteris Book Value, net	11,211
Finance Receivables Segment Tangible Book Value	$ 244,238
Book Value per Share	$ 21.80
Tangible Book Value per Share	$ 19.89
Finance Receivables Segment Tangible Book Value per Share	$ 19.02
Shares Outstanding as of December 31, 2022	12,843

$ in 000s, except per share amounts	Dec-22
Enteris Book Value, net	
Intangible Assets, net	$ 8,190
Goodwill	8,404
Property and Equipment, net	5,817
Total Enteris-Related Assets	$ 22,411
Less: Contingent Consideration Payable	11,200
Enteris Book Value, net	$ 11,211
Enteris Book Value, net per Share	$ 0.87

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32 Contact Information CONFIDENTIAL SWK Senior Management Investor & Media Relations: Tiberend Strategic Advisor • Jody Staggs: ̶ Phone: 972.687.7252 ̶ Email: jstaggs@swkhold.com • Office address: ̶ 14755 Preston Road, Ste 105 Dallas, TX 75254 • Website: www.swkhold.com • Jason Rando: ̶ Email: jrando@tiberend.com

33 Collaborative Approach to Life Science Financing